Exhibit 10.14

Execution Version

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this “Agreement”) is entered into as of June 16, 2023 by and among First Light Acquisition Group, LLC, a Delaware series limited liability company (all of the series being collectively, the “Company”), Metric Finance Holdings I, LLC (“Metric”, and together with the Company, the “Sellers”), and Jackson Investment Group, LLC, a Georgia limited liability company (the “Investor”).

WHEREAS, First Light Acquisition Group, Inc., a Delaware corporation (“FLAG”), Calidi Biotherapeutics, Inc. (“Calidi’), the Company and other parties thereto entered into an Agreemenft and Plan of Merger, dated as of January 9, 2023 (the “Merger Agreement”), as amended;

WHEREAS, the Sellers hold shares of FLAG Class B Common Stock, $0.0001 par value per share (such shares, including the shares of FLAG Class A Common Stock issuable upon conversion thereof, the “Shares”);

WHEREAS, simultaneously with the execution of this Agreement, the Investor and Calidi entered into that certain Securities Purchase Agreement (the “SPA”), pursuant to which Calidi has agreed to sell to the Investor, and the Investor has agreed to purchase from Calidi, up to an aggregate amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) of shares of Series B Convertible Preferred Stock of Calidi (the “Series B Preferred Stock”); and

WHEREAS, as an incentive for the Investor to purchase the shares of Series B Preferred Stock, the Company and Metric have agreed to transfer to the Investor up to Three Hundred Eighty Nine Thousand Nine Hundred Sixty Eight (389,968) Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows. For the avoidance of doubt, the obligations of the Sellers hereunder shall be several and not joint, or joint and several.

1. TRANSFER.

(a) Subject to the terms and conditions set forth herein, the Sellers shall transfer to the Investor up to Three Hundred Eighty Nine Thousand Nine Hundred Sixty Eight (389,968) Shares.

(b) An initial transfer of Two Hundred Fifty Five Thousand Nine Hundred Eighty Seven (255,987) Shares to the Investor from the Sellers (the “Initial Transfer”) shall be made simultaneously with the Initial Closing (as defined in the SPA) of the Series B Preferred Stock.

(c) The remaining One Hundred Thirty Three Thousand Nine Hundred Eighty One (133,981) Shares shall be transferred from the Sellers to the Investor (the “Subsequent Closing”) upon (i) the consummation of the purchase by the Investor of additional shares of Series B Preferred Stock at an aggregate purchase price of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Second Series B Closing”) and (ii) the consummation of the business combination transaction contemplated by the Merger Agreement (the “BCA Closing”).

2. Closing.

(a) The obligations of each party to consummate (i) the Initial Transfer, are subject to, and contingent upon, the Initial Closing, and (ii) the Subsequent Closing, are subject to, and contingent upon, (A) the Second Series B Closing and (B) the BCA Closing.

(b) The consummation of the Initial Transfer (the “Initial Transfer Closing”) shall occur concurrently with the Initial Closing.

(c) The Subsequent Closing shall occur simultaneously with the BCA Closing.

(d) At the Initial Transfer Closing,

(i) the Company shall effect delivery of One Hundred Ninety One Thousand Nine Hundred Ninety (191,990) Shares to the Investor; and

(ii) Metric shall effect delivery of Sixty Three Thousand Nine Hundred Ninety Seven (63,997) Shares to the Investor.

(e) At the Subsequent Closing,

(i) the Company shall effect delivery of One Hundred Thousand Four Hundred Eighty Six (100,486) Shares to the Investor; and

(ii) Metric shall effect delivery of Thirty Three Thousand Four Hundred Ninety Five (33,495) Shares to the Investor.

(f) At the BCA Closing, the Investor shall execute that certain Amended and Restated Registration Rights Agreement, substantially in the form attached to the Merger Agreement as Exhibit C, for the purpose of providing the Investor with the same registration rights provided by the Company to Metric, the Sponsor and the other parties thereto, with respect to the Shares being transferred to Investor.

3. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Investor that:

(a) Organization and Corporate Power; Due Authorization. The Company is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company and the other parties hereto, this Agreement will be a legal, valid and binding agreement of the

Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Company’s limited liability company agreement, (ii) any agreement, indenture or instrument to which the Company is a party or by which the Shares owned by the Company are bound or (iii) any law, statute, rule or regulation to which the Company is or such Shares are subject, or any agreement, order, judgment or decree to which the Company is or such Shares are subject

(c) Title to Securities. The Company is the owner of the Shares being transferred by it. Upon delivery in accordance with, and payment pursuant to, the terms hereof, the Investor will have or receive good title to the such, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Investor. With respect to the Shares to be transferred by the Company, such Shares are duly issued, fully paid and non-assessable.

4. Metric Representations. In connection with the transactions contemplated hereby, Metric represents and warrants to the Investor that:

(a) Organization and Corporate Power; Due Authorization. Metric is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of Metric. Metric possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by Metric and the other parties hereto, this Agreement shall be a legal, valid and binding agreement of Metric, enforceable against Metric in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Metric of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Metric’s limited liability company agreement, (ii) any agreement, indenture or instrument to which Metric is a party or by which the Shares owned by Metric are bound or (iii) any law, statute, rule or regulation to which Metric is or such Shares are subject, or any agreement, order, judgment or decree to which Metric is or such Shares are subject

(c) Title to Securities. Metric is the owner of the Shares being transferred by it. Upon delivery in accordance with, and payment pursuant to, the terms hereof, the Investor will have or receive good title to such Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Investor. With respect to the Shares to be transferred by Metric, such Shares are duly issued, fully paid and non-assessable.

5. Investor Representations. In connection with the transactions contemplated hereby, the Investor represents and warrants to the Company and Metric that:

(a) Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and possesses all requisite power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Investor and the other parties hereto, this Agreement shall be a legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Investor, (ii) any agreement, indenture or instrument to which the Investor is a party or (iii) any law, statute, rule or regulation to which the Investor is subject, or any agreement, order, judgment or decree to which the Investor is subject.

(c) Experience, Financial Capability and Suitability. The Investor is: (i) sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the Shares and has the capacity to protect its own interests, (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d) Accredited Investor. The Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the transfer contemplated hereby is being made in reliance on a private placement exemption under the Securities Act only to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act or similar exemptions under state law. The Investor is acquiring the Shares for the Investor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof. The Investor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(e) Restrictions on Transfer. The Investor understands that (i) the Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and (ii) the Shares or the book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Investor decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to registration under the Securities Act, or an available exemption from registration.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof, any investigations made by or on behalf of the parties and the consummation of the transactions contemplated by this Agreement.

(b) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(c) Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(d) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any of the other parties hereto in accordance with the terms hereof and that the such party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The words “execution”, “signed”, “signature” and words of like import in this Agreement and the Registration Rights Agreement or in any certificate, agreement or document related to this Agreement and the Registration Rights Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the U.S. Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act of the United States or the Uniform Commercial Code of the United States.

(f) Trust Account; Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Investor hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distributions by FLAG from the trust account that was established for the benefit of FLAG’s public stockholders (the “Trust Account”), whether in the event of a liquidation of FLAG upon FLAG’s failure to timely complete an initial business combination or otherwise. In no event will the Investor have the right to redeem any Shares and receive any funds held in the Trust Account upon the successful completion of an initial business combination. In the event the Investor has any Claim against FLAG under this Agreement, the Investor shall pursue such Claim solely against FLAG and its assets outside the Trust Account and not against the property or any monies in the Trust Account. For purposes of clarity, the Investor is not waiving any redemption right or claim to funds held in the Trust Account for shares or units purchased in FLAG’s initial public offering or public aftermarket.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST LIGHT ACQUISITION GROUP, LLC

By:	William J. Weber, on behalf of Series 1 through Series 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company

By:	/s/ William J. Weber
Name: William J. Weber
Title: Manager

Address:

First Light Acquisition Group, LLC 11110 Sunset Hills Road #2278
Reston, VA 20190
Attention: Michael J. Alber
E-mail: mike.alber@firstlightacquisition.com

[Signature page to Share Transfer Agreement]

METRIC FINANCE HOLDINGS I, LLC

By:	/s/ Michael Constantino
Name:	Michael Constantino
Title:	Chief Financial Officer

Address:

Metric Finance Holdings I, LLC
330 Madison Avenue
New York, New York 10017
Attention: Legal Department

[Signature page to Share Transfer Agreement]

JACKSON INVESTMENT GROUP, LLC

By:	/s/ Richard L. Jackson
Name: Richard L. Jackson
Title: Chief Executive Officer

Address:

Jackson Investment Group, LLC 2655 Northwinds Parkway
Alpharetta, GA 30009
Tel: 770-643-5500
Richard L. Jackson, Chief Executive Officer